Exhibit 99.(d)(vii)

CALAMOS ETF TRUST

May 22, 2024

Calamos Advisors LLC
2020 Calamos Court
Naperville, Illinois 60563

Ladies and Gentlemen:

Re:	Investment Advisory Agreement

This letter confirms that effective May 22, 2024, Calamos ETF Trust (the “Trust”) and Calamos Advisors LLC (“CAL”) have mutually agreed that Schedule A and Exhibit A to the Investment Advisory Agreement between the Trust and CAL dated September 1, 2023, have each been amended and replaced by Schedule A and Exhibit A, respectively, attached hereto.

Please sign below to confirm our mutual agreement.

Very truly yours,

CALAMOS ETF TRUST

By	/s/ Erik D. Ojala
Name: Erik D. Ojala
Title: Vice President and Secretary

Amended Schedule A and Exhibit A attached hereto, accepted this 22nd day of May 2024.

CALAMOS ADVISORS LLC

By	/s/ Tom Herman
Name: Thomas E. Herman
Title: Chief Financial Officer

SCHEDULE A TO

INVESTMENT ADVISORY AGREEMENT

Calamos Convertible Equity Alternative ETF

Calamos CEF Income & Arbitrage ETF

Calamos Alternative Nasdaq & Bond ETF

Calamos S&P 500 Structured Alt Protection ETF – May

Calamos S&P 500 Structured Alt Protection ETF – August

Calamos S&P 500 Structured Alt Protection ETF – July

Calamos S&P 500 Structured Alt Protection ETF – September

Calamos Nasdaq-100 Structured Alt Protection ETF – June

Calamos Nasdaq-100 Structured Alt Protection ETF – September

Calamos Nasdaq-100 Structured Alt Protection ETF – December

Calamos Nasdaq-100 Structured Alt Protection ETF – March

Calamos Russell 2000 Structured Alt Protection ETF – July

Calamos Russell 2000 Structured Alt Protection ETF – October

Calamos Russell 2000 Structured Alt Protection ETF – January

Calamos Russell 2000 Structured Alt Protection ETF – April

EXHIBIT A TO

INVESTMENT ADVISORY AGREEMENT

Calamos Convertible Equity Alternative ETF

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar month, based on the average daily net assets of the Calamos Convertible Equity Alternative ETF at an annual rate of 0.69%.

Calamos CEF Income & Arbitrage ETF

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar month, based on the average daily net assets of the Calamos CEF Income & Arbitrage ETF at an annual rate of 0.74%.

Calamos Alternative Nasdaq & Bond ETF

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar month, based on the average daily net assets of the Calamos Alternative Nasdaq & Bond ETF at an annual rate of 0.77%.

Calamos S&P 500 Structured Alt Protection ETF – May

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos S&P 500 Structured Alt Protection ETF - May at an annual rate of 0.69%.

Calamos S&P 500 Structured Alt Protection ETF – August

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos S&P 500 Structured Alt Protection ETF - August at an annual rate of 0.69%.

Calamos S&P 500 Structured Alt Protection ETF – July

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos S&P 500 Structured Alt Protection ETF - July at an annual rate of 0.69%.

Calamos S&P 500 Structured Alt Protection ETF – September

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos S&P 500 Structured Alt Protection ETF - September at an annual rate of 0.69%.

Calamos Nasdaq-100 Structured Alt Protection ETF – June

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos Nasdaq-100 Structured Alt Protection ETF - June at an annual rate of 0.69%.

Calamos Nasdaq-100 Structured Alt Protection ETF – September

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos Nasdaq-100 Structured Alt Protection ETF – September at an annual rate of 0.69%.

Calamos Nasdaq-100 Structured Alt Protection ETF – December

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos Nasdaq-100 Structured Alt Protection ETF - December at an annual rate of 0.69%.

Calamos Nasdaq-100 Structured Alt Protection ETF – March

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos Nasdaq-100 Structured Alt Protection ETF - March at an annual rate of 0.69%.

Calamos Russell 2000 Structured Alt Protection ETF – July

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos Russell 2000 Structured Alt Protection ETF – July at an annual rate of 0.69%.

Calamos Russell 2000 Structured Alt Protection ETF – October

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos Russell 2000 Structured Alt Protection ETF – October at an annual rate of 0.69%.

Calamos Russell 2000 Structured Alt Protection ETF – January

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos Russell 2000 Structured Alt Protection ETF – January at an annual rate of 0.69%.

Calamos Russell 2000 Structured Alt Protection ETF – April

The Trust shall pay the Advisor a management fee calculated and payable as soon as practicable after the last day of each calendar quarter, based on the average daily net assets of the Calamos Russell 2000 Structured Alt Protection ETF – April at an annual rate of 0.69%.

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